                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



                Date of Report (Date of Earliest Event Reported)
                                  May 8, 1998
                                 -------------



                        General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)



   Delaware                          1-11656                      42-1283895
(State or other                  (Commission File              (I.R.S. Employer
jurisdiction of                      Number)                    Identification
incorporation)                                                      Number)


                  110 N. Wacker Drive, Chicago, Illinois 60606
             (Address of principal executive offices)    (Zip Code)



       Registrant's telephone number, including area code (312) 960-5000



                55 West Monroe Street, Chicago, Illinois  60603
         (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------

          On May 8, 1998, two Delaware limited liability companies, the sole members of which are GGP Limited Partnership, a Delaware limited partnership (the "Partnership"), and a wholly-owned subsidiary of the registrant, General Growth Properties, Inc., a Delaware corporation (the "Company"), which is the general partner of and owner of an approximately 65.2% interest in the Partnership, acquired from Grosvenor International (Westcoast Estates) Limited, a California corporation, and P.I.C. Investments, a Nevada corporation, in a negotiated arms-length transaction 100% of the partnership interests in the partnership which owns Northbrook Court, an enclosed mall shopping center located in Northbrook (Chicago), Illinois. The purchase price for the partnership interests was paid in cash from borrowings under the Company's line of credit.

          Northbrook Court opened in 1976 and was renovated and expanded in 1995 and 1996. It is a two-level mall of approximately one million square feet. The center is anchored by Neiman Marcus, Lord & Taylor, Marshall Field's and a 14-screen, state-of-the-art General Cinema theater. The center has an additional 362,000 square feet of mall shop space, is currently 88% occupied and produces sales of approximately $333 per square foot.

          On April 3, 1998, two Delaware limited liability companies, the sole members of which are the Partnership and the Company, acquired from Southwest Properties Venture, a Colorado joint venture, in a negotiated arms-length transaction 100% of Southwest Plaza, an enclosed mall shopping center located in Denver, Colorado. The purchase price consisted of cash from borrowings under the Company's line of credit, redeemable units of limited partnership interest in the Partnership and the assumption of certain indebtedness.

          Southwest Plaza opened in 1983 and was renovated in 1994 and 1995. It is a two-level mall of approximately 1.3 million square feet located on a 102-acre tract. The center is anchored by Joslin's, Foley's, Sears, JC Penney and Montgomery Ward. The mall has an additional 438,000 square feet of mall shop space, a 100,000 square foot freestanding Target store and two office buildings totaling approximately 92,000 square feet. The center is currently 83% occupied and produces sales of approximately $265 per square foot.

          The aggregate purchase price paid for Northbrook Court and Southwest Plaza was approximately $261 million. The acquisition of Northbrook Court, when taken together with the unrelated acquisition of Southwest Plaza, is deemed to constitute the acquisition of a significant amount of assets under rules and regulations promulgated by the Securities and Exchange Commission and therefore is required to be reported on this Current Report on Form 8-K.

Item 5.   Other Events.
          -------------

          On April 17, 1998, the Company entered into a definitive agreement to acquire the U.S. retail property portfolio of MEPC plc (the "MEPC Portfolio"), a United Kingdom based real estate company ("MEPC"). Through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC Portfolio (the "MEPC U.S. Subsidiaries"), the Company will acquire for approximately $871 million in cash (less certain adjustments) 100% of eight enclosed mall shopping centers comprising approximately 7.7 million square fee of GLA and located throughout the United States. The stock of the MEPC U.S. Subsidiaries will be acquired by a newly formed corporate subsidiary of the Company that will elect to be taxed as a REIT. This transaction is expected to close during the second quarter of 1998.

          On May 14, 1998, the Company entered into a definitive merger agreement to acquire U.S. Prime Property, Inc. (""USPPI"), a private REIT, which owns (or as of closing will own) 100% of six enclosed mall shopping centers (and office buildings adjacent to one of the malls) (the "USPPI Portfolio"). The Company has agreed to acquire USPPI through the merger of a subsidiary owned by the Company with and into USPPI, for an aggregate purchase price of approximately $625 million (less certain adjustments), which purchase price includes approximately $65 million of mortgage indebtedness being assumed. The Company expects to complete the acquisition of the USPPI Portfolio together with an approximately 50% joint venture partner. This transaction is expected to close during the second quarter of 1998.

Item 7.   Financial Statements and Exhibits.
          ----------------------------------

          (a), (b) The requisite financial information will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 60 days after the date by which this Form 8-K is required to be filed.

          (c) See Exhibit Index attached hereto and incorporated herein by reference.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GENERAL GROWTH PROPERTIES, INC.



                                 By:  /s/ Bernard Freibaum
                                    ---------------------------------
                                    Bernard Freibaum
                                    Executive Vice President and
                                    Chief Financial Officer


Date:  May 26, 1998

                                 EXHIBIT INDEX
                                 -------------

Exhibit                     Name*                      Page
Number                      -----                     Number
-------                                               ------

2.1      Purchase and Sale Agreement, dated May 8,
         1998, among Grosvenor International
         Limited, P.I.C. Investments, Northbrook
         Court I L.L.C. and Northbrook Court II
         L.L.C.

2.2      Stock Purchase Agreement, dated as of
         April 17, 1998, among MEPC plc, MEPC
         North American Properties Limited, U.K.-
         American Holdings Limited and GGP Limited
         Partnership.

2.3      Merger Agreement, dated May 14, 1998,
         among GGP Limited Partnership, GGP
         Acquisition L.L.C. and U.S. Prime
         Property, Inc.

2.4      Sale and Contribution Agreement, dated
         April 2, 1998, between Southwest
         Properties Venture and GGP Limited
         Partnership.**

4        Redemption Rights Agreement, dated
         April 2, 1998, among GGP Limited
         Partnership, General Growth Properties,
         Inc. and Southwest Properties Venture.



---------------------

* In accordance with Rule 601(b)(2) of Regulation S-K, the exhibits to these agreements and the related disclosure schedules have not been filed. The Company agrees to furnish supplementally a copy of any such omitted exhibit or disclosure schedule to the Securities and Exchange Commission upon request.

** To be filed by amendment.